Consent of Independent Certified Public Accountants

     We have issued our report dated October 11, 1996 accompanying the financial statements of Van Kampen Merritt Insured Income Trust, Series 24 and Series 25 (Intermediate) as of August 30, 1996, and for the period then ended, contained in this Post-Effective Amendment No. 4 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
December 24, 1996